UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 7, 2015

BioMed Realty Trust, Inc.

BioMed Realty, L.P.

(Exact name of registrant as specified in its charter)

Maryland	1-32261 (BioMed Realty Trust, Inc.) 000-54089 (BioMed Realty, L.P.)	20-1142292 (BioMed Realty Trust, Inc.) 20-1320636 (BioMed Realty, L.P.)
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

17190 Bernardo Center Drive

San Diego, California 92128

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (858) 485-9840

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

The Agreement and Plan of Merger

On October 7, 2015, BioMed Realty Trust, Inc. (the “Company”), BRE Edison Holdings L.P. (“Parent”), BRE Edison L.P. (“Merger Sub I”), BRE Edison Acquisition L.P. (“Merger Sub II”) and BioMed Realty, L.P. (the “Partnership”), entered into an Agreement and Plan of Merger (the “Merger Agreement”). The Merger Agreement provides that, upon the terms and subject to the conditions set forth therein, Merger Sub II will merge with and into the Partnership (the “Partnership Merger”), and, immediately following the Partnership Merger, the Company will merge with and into Merger Sub I (the “Company Merger” and, together with the Partnership Merger, the “Mergers”). Upon completion of the Partnership Merger, the Partnership will survive and the separate existence of Merger Sub II will cease. Upon completion of the Company Merger, Merger Sub I will survive and the separate corporate existence of the Company will cease. The Mergers and the other transactions contemplated thereby were unanimously approved by the Company’s Board of Directors (the “Company Board”). Parent, Merger Sub I and Merger Sub II are affiliates of Blackstone Real Estate Partners VIII L.P., an affiliate of The Blackstone Group L.P.

Pursuant to the terms and conditions in the Merger Agreement, at the effective time of the Company Merger (the “Company Merger Effective Time”), each share of common stock, par value $0.01 per share, of the Company (each, a “Company Share”), other than shares held by any of the Company’s subsidiaries or Parent, Merger Sub I or any of their respective subsidiaries, if any, that is issued and outstanding immediately prior to the Company Merger Effective Time will automatically be converted into the right to receive an amount in cash equal to $23.75 (plus, if the Mergers are consummated after January 1, 2016, a per diem amount of approximately $0.003 for each day from and after such date until (but not including) the closing date) (the “Per Company Share Merger Consideration”), without interest. Such per diem amount is in addition to the common stock dividend of $0.26 per Company Share previously declared on September 15, 2015 and payable on October 15, 2015.

Pursuant to the terms and conditions in the Merger Agreement, at the effective time of the Partnership Merger (the “Partnership Merger Effective Time”), each outstanding partnership unit in the Partnership, other than partnership units held by the Company or any of the Company’s subsidiaries or Parent, Merger Sub II or any of their respective subsidiaries, if any, that is issued and outstanding immediately prior to the Partnership Merger Effective Time will automatically be converted into, and will be canceled in exchange for, the right to receive an amount in cash equal to the Per Company Share Merger Consideration, without interest, provided that, in lieu of receiving the Per Company Share Merger Consideration, each qualifying holder of partnership units may elect to receive one newly created Series B Cumulative Preferred Unit in the surviving partnership per partnership unit for all or a portion of such holder’s partnership units.

In addition, immediately prior to the Company Merger Effective Time, each outstanding restricted stock award of the Company will automatically become fully vested and non-forfeitable, and all Company Shares represented thereby will be considered outstanding and subject to the right to receive the Per Company Share Merger Consideration (less any applicable income and employment taxes). In addition, immediately prior to the Company Merger Effective Time, each outstanding performance unit of the Company will automatically become earned and vested with respect to the number of Company Shares subject to such performance unit based on the achievement of the applicable performance goals set forth in the award agreement governing such performance unit as of such date. Such earned and vested performance units will be canceled and, in exchange therefor, Parent will cause the surviving entity in the Company Merger to pay to each former holder an amount in cash, without interest, and less any applicable income and employment withholding taxes, equal to the Per Company Share Merger Consideration for each such performance unit. Each performance unit that does not become earned and vested based on achievement of the applicable performance goals will terminate without consideration immediately prior to the Company Merger Effective Time.

In connection with the transaction, the parties intend that the Partnership will, at the request of Parent, use its commercially reasonable efforts to commence offers to purchase and related consent solicitations for one or more series of the Partnership’s 3.85% Senior Notes due 2016, 2.625% Senior Notes due 2019, 6.125% Senior Notes due 2020 and/or 4.25% Senior Notes due 2022 (collectively, the “Senior Notes”) and/or reasonably cooperate in effecting the giving of notices of optional redemption and the satisfaction and discharge or covenant defeasance of the Senior Notes on the closing date, in each case conditioned upon, among other things, the consummation of the Mergers. Details with respect to any such offers to purchase and related consent solicitations or redemptions will be set forth in the documents relating to any such transactions. This Current Report on Form 8-K is not an offer to purchase, a solicitation of consents or a notice of redemption, nor the solicitation of an offer to sell securities or to deliver consents.

The Merger Agreement also contains customary representations, warranties and covenants, including, among others, covenants by the Company to conduct its business in all material respects in the ordinary course of business consistent with past practice, subject to certain exceptions, during the period between the execution of the Merger Agreement and the consummation of the Mergers. The obligations of the parties to consummate the Mergers are not subject to any financing condition or the receipt of any financing by Parent, Merger Sub I or Merger Sub II.

The consummation of the Mergers is subject to certain customary closing conditions, including, among others, approval of the Company Merger and the other transactions contemplated by the Merger Agreement by the affirmative vote of a majority of the outstanding Company Shares (the “Company Requisite Vote”) as of the record date for the special meeting of stockholders.

The Merger Agreement requires the Company to convene a stockholders’ meeting for purposes of obtaining the Company Requisite Vote and to prepare and file a proxy statement with the Securities and Exchange Commission (the “SEC”) with respect to such meeting as promptly as practicable after the date of the Merger Agreement, which proxy statement will contain, subject to certain exceptions, the Company Board’s recommendation that the Company’s stockholders vote in favor of the Company Merger and the other transactions contemplated by the Merger Agreement.

The Company has agreed not to solicit or enter into an agreement regarding a Company Acquisition Proposal (as defined in the Merger Agreement), and, subject to certain exceptions, is not permitted to enter into discussions or negotiations concerning, or provide non-public information to a third party in connection with, any Company Acquisition Proposal. However, the Company may, prior to obtaining the Company Requisite Vote, engage in discussions or negotiations and provide non-public information to a third party which has made an unsolicited written bona fide Company Acquisition Proposal if the Company Board determines in good faith, after consultation with outside legal counsel and financial advisors, that such Company Acquisition Proposal constitutes, or could reasonably be expected to lead to, a Superior Proposal (as defined in the Merger Agreement).

Prior to the approval of the Company Merger and the other transactions contemplated by the Merger Agreement by the Company’s stockholders, the Company Board may, in certain circumstances, effect an Adverse Recommendation Change (as defined in the Merger Agreement), subject to complying with specified notice and other conditions set forth in the Merger Agreement.

The Merger Agreement may be terminated under certain circumstances by the Company, including prior to obtaining the Company Requisite Vote, if, after following certain procedures and adhering to certain restrictions, the Company Board has effected an Adverse Recommendation Change in connection with a Superior Proposal and the Company enters into a definitive agreement providing for the implementation of a Superior Proposal. In addition, Parent may terminate the Merger Agreement under certain circumstances and subject to certain restrictions, including if the Company Board effects, or has resolved to effect, an Adverse Recommendation Change. Upon a termination of the Merger Agreement, under certain circumstances, the Company will be required to pay a termination fee to Parent of $160 million. In certain other circumstances, Parent will be required to pay the Company a termination fee of $460 million upon termination of the Merger Agreement. Blackstone Real Estate Partners VIII L.P. has guaranteed certain payment obligations of Parent under the Merger Agreement up to $460 million.

The foregoing description of the Merger Agreement is only a summary, does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, which is filed as Exhibit 2.1 hereto, and is incorporated herein by reference. The Merger Agreement has been attached as an exhibit to provide stockholders with information regarding its terms. It is not intended to provide any other factual or financial information about the Company, Parent or any of their respective affiliates or businesses. The representations, warranties, covenants and agreements contained in the Merger Agreement were made only for the purposes of such agreement and as of specified dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties. The representations and warranties have been qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Stockholders should not rely on the representations, warranties, covenants and agreements contained in the Merger Agreement or any descriptions thereof as characterizations of the actual state of facts or condition of the Company, the Partnership, Parent, Merger Sub I, Merger Sub II or any of their respective affiliates or businesses. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures. The Merger Agreement should not be read alone, but should instead be read in conjunction with the other information regarding the Company, the Partnership, Parent, Merger Sub I and Merger Sub II and their respective affiliates and the transactions contemplated by the Merger Agreement that will be contained in or attached as an annex to the proxy statement that the Company will file in connection with the transactions contemplated by the Merger Agreement, as well as in the other filings that the Company will make with the SEC.

Additional Information about the Merger and Where to Find It:

This filing is being made in respect of the proposed transaction involving the Company and Parent. The proposed Company Merger will be submitted to the stockholders of the Company for their consideration. In connection with the transaction, the Company will file a proxy statement with the SEC. This filing does not constitute a solicitation of any vote or proxy from any stockholder of the Company. INVESTORS ARE URGED TO READ THE PROXY STATEMENT CAREFULLY AND IN ITS ENTIRETY WHEN IT BECOMES AVAILABLE AND ANY OTHER RELEVANT DOCUMENTS OR MATERIALS FILED OR TO BE FILED

WITH THE SEC OR INCORPORATED BY REFERENCE IN THE PROXY STATEMENT, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. The final proxy statement will be mailed to the Company’s stockholders. In addition, the proxy statement and other documents will be available free of charge at the SEC’s internet website, www.sec.gov. When available, the proxy statement and other pertinent documents also may be obtained free of charge at the Company’s website, www.biomedrealty.com, or by directing a written request to BioMed Realty at 17190 Bernardo Center Drive, San Diego, California 92128, Attention: Secretary.

The Company and its directors and executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies in respect to the proposed transaction. Information regarding the Company’s directors and executive officers is detailed in the proxy statements and annual reports on Form 10-K and quarterly reports on Form 10-Q previously filed with the SEC, each of which can be obtained free of charge from the sources indicated above. Additional information regarding the direct and indirect interests of the Company’s directors and executive officers in the proposed transaction may be obtained by reading the proxy statement and other relevant documents or materials relating to the proposed transaction when they become available.

Forward Looking Statements:

This report contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 based on current expectations, forecasts and assumptions that involve risks and uncertainties that could cause actual outcomes and results to differ materially. Forward-looking statements generally can be identified by the use of words or phrases such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “plan,” “foresee,” “looking ahead,” “is confident,” “should be,” “will,” “predicted,” “likely,” or similar words or phrases intended to identify information that is not historical in nature. These risks and uncertainties include, without limitation, the ability of the Company to obtain required stockholder or regulatory approvals required to consummate the transaction; the satisfaction or waiver of other conditions to closing in the definitive agreement for the transaction; unanticipated difficulties or expenditures relating to the transaction; the response of business partners and competitors to the announcement of the transaction; potential difficulties in employee retention as a result of the announcement and pendency of the transaction; legal proceedings that may be instituted against the Company and others related to the transaction; general risks affecting the real estate industry (including, without limitation, the inability to enter into or renew leases, dependence on tenants’ financial condition, and competition from other developers, owners and operators of real estate); adverse economic or real estate developments in the life science industry or the Company’s target markets; risks associated with the availability and terms of financing, the use of debt to fund acquisitions, developments and other investments, and the ability to refinance indebtedness as it comes due; failure to maintain the Company’s investment grade credit ratings with the ratings agencies; failure to manage effectively the Company’s growth and expansion into new markets, or to complete or integrate acquisitions and developments successfully; reductions in asset valuations and related impairment charges; risks and uncertainties affecting property development and construction; risks associated with tax credits, grants and other subsidies to fund development activities; risks associated with downturns in foreign, domestic and local economies, changes in interest rates and foreign currency exchange rates, and volatility in the securities markets; ownership of properties outside of the United States that subject the Company to different and potentially greater risks than those associated with the Company’s domestic operations; risks associated with the Company’s investments in loans, including borrower defaults and potential principal losses; potential liability for uninsured losses and environmental contamination; risks associated with security breaches and other disruptions to the Company’s information technology networks and related systems; risks associated with the Company’s potential failure to qualify as a REIT under the Internal Revenue Code of 1986, as amended, and possible adverse changes in tax and environmental laws; and risks associated with the Company’s dependence on key personnel whose continued service is not guaranteed. For a further list and description of such risks and uncertainties, see the reports filed by the Company with the SEC, including the Company’s most recent annual report on Form 10-K and quarterly reports on Form 10-Q. Any forward-looking statement speaks only as of the date of this report. The Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information or developments, future events or otherwise.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On October 7, 2015, the Company Board approved an amendment to the Company’s Third Amended and Restated Bylaws (the “Bylaws”), effective as of such date (the “Bylaw Amendment”), to add a new Article XIV that provides that, unless the Company consents in writing to the selection of an alternative forum, the Circuit Court for Baltimore City, Maryland, or, if that Court does not have jurisdiction, the United States District Court for the District of Maryland, Baltimore Division, will be the sole and exclusive forum for (a) any derivative action or proceeding brought on behalf of the Company, (b) any action asserting a claim of breach of any duty owed by any director or officer or other employee of the Company to the Company or to the stockholders of the Company, (c) any action asserting a claim against the Company or any director or officer or other employee of the Company arising pursuant to any provision of the Maryland General Corporation Law or the charter of the Company or the Bylaws or (d) any action asserting a claim against the Company or any director or officer or other employee of the Company that is governed by the internal affairs doctrine.

The foregoing summary of the Bylaw Amendment does not purport to be complete and is qualified in its entirety by reference to the Fourth Amended and Restated Bylaws filed as Exhibit 3.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.

On October 8, 2015, the Company issued a press release announcing the execution of the Merger Agreement. The full text of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The information furnished under this Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit	Description of Exhibit

2.1	Agreement and Plan of Merger, dated as of October 7, 2015, by and among BioMed Realty Trust, Inc., BRE Edison Holdings L.P., BRE Edison L.P., BRE Edison Acquisition L.P. and BioMed Realty, L.P. (the Company hereby agrees to furnish supplementally a copy of any omitted schedule or exhibit to the SEC upon request).

3.1	Fourth Amended and Restated Bylaws of BioMed Realty Trust, Inc.

99.1	Press release dated October 8, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

Date: October 8, 2015	BIOMED REALTY TRUST, INC.

	By:	/s/ GREG N. LUBUSHKIN
	Name:	Greg N. Lubushkin
	Title:	Chief Financial Officer

BIOMED REALTY, L.P.

	By:	BioMed Realty Trust, Inc.
its General Partner

	By:	/s/ GREG N. LUBUSHKIN
	Name:	Greg N. Lubushkin
	Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description of Exhibit

2.1	Agreement and Plan of Merger, dated as of October 7, 2015, by and among BioMed Realty Trust, Inc., BRE Edison Holdings L.P., BRE Edison L.P., BRE Edison Acquisition L.P. and BioMed Realty, L.P. (the Company hereby agrees to furnish supplementally a copy of any omitted schedule or exhibit to the SEC upon request).

3.1	Fourth Amended and Restated Bylaws of BioMed Realty Trust, Inc.

99.1	Press release dated October 8, 2015.